As filed with the U.S. Securities and Exchange Commission on March 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lee Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	42-0823980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street

Davenport, Iowa 52807
Telephone: (563) 383-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Rinehults

Vice President, Interim Chief Financial Officer, and Treasurer
4600 E. 53rd Street

Davenport, Iowa 52807
Telephone: (563) 383-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

T.F. Olt III, Esq. Lane & Waterman LLP 220 North Main Street, Suite 600 Davenport, Iowa 52801 Telephone: (563) 324-3246	Jennifer L. Lee Drew Maliniak Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 6, 2026

PROSPECTUS

Lee Enterprises, Incorporated

15,384,615 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to 15,384,615 shares of common stock, par value $0.01 per share (the “Common Stock”), of Lee Enterprises, Incorporated (“Lee,” the “Company,” “we,” “us” or “our”) that were issued to the Selling Stockholders in a private placement.

The Selling Stockholders may from time to time offer and sell shares of Common Stock covered by this prospectus through underwriters, broker-dealers or agents, or directly to purchasers. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, or through any other means described under “Plan of Distribution.”

This prospectus describes the general manner in which shares of Common Stock may be offered and sold by the Selling Stockholders. When the Selling Stockholders offer and sell shares of Common Stock under this prospectus, we may, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our registration of the Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any shares of Common Stock.

We are not selling any shares of Common Stock under this prospectus and we will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. We have agreed to pay certain expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus. The Selling Stockholders will be responsible for any underwriting discounts and selling commissions.

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LEE.” On March 3, 2026, the last reported sale price of the Common Stock was $8.94 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement for factors you should consider before making the decision to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of Common Stock described in this prospectus in one or more offerings.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may also provide a prospectus supplement or post-effective amendment to this registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.” You should assume that the information in this prospectus and, if applicable, any prospectus supplement is accurate only as of the date on its respective cover and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and, if applicable, any prospectus supplement or of any sale of our Common Stock.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Lee,” the “Company,” “we,” “us” or “our” refer to Lee Enterprises, Incorporated.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The following documents (other than any portions of such documents, including any exhibits, that are deemed to have been furnished and not filed with the SEC) are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended September 28, 2025, filed with the SEC on November 26, 2025 (the “Annual Report”);

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 5, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2025, filed with the SEC on February 11, 2026;

●	our Current Reports on Form 8-K filed with the SEC on each of November 21, 2025, December 2, 2025, December 18, 2025, December 30, 2025 and February 5, 2026; and

●	the description of the Company’s capital stock included in the Registration Statement on Form 8-A filed with the SEC on April 16, 2021, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report, and the Company’s Current Report on Form 8-K on February 5, 2026.

In addition, we incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any documents or portions of documents that are deemed to have been furnished and not filed with the SEC, after the date of this prospectus and prior to the termination of any offering contemplated by this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated herein by reference may be obtained without charge upon a written or oral request directed to Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, Iowa 52807, telephone number (563) 383-2100.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This prospectus contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

●	Our ability to manage declining print revenue and circulation subscribers;

●	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

●	Changes in advertising and subscription demand;

●	Changes in technology that impact our ability to deliver digital advertising;

●	Potential changes in newsprint, other commodities and energy costs;

●	Interest rates;

●	Labor costs;

●	Significant cyber security breaches or failure of our information technology systems;

●	Our ability to achieve planned expense reductions;

●	Our ability to maintain employee and customer relationships;

●	Our ability to manage increased capital costs;

●	Our ability to maintain our listing status on Nasdaq;

●	Competition;

●	We may be required to indemnify the previous owners of BH Media Group, Inc. and The Buffalo News, Inc. for unknown legal and other matters that may arise;

●	Our liquidity position, any need to obtain additional capital and our ability to obtain additional financing;

●	Risks relating to sales of a substantial number of shares of Common Stock in the public market or the perception that such sales may occur; and

●	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. They reflect our expectations and are not guarantees of performance. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

OUR COMPANY

Overview

We are a leading digital-first subscription and marketing services company committed to delivering high-quality, trusted, and deeply local news and information. Our mission is to strengthen and enrich the communities we serve by providing compelling local content, superior subscriber experiences, and innovative, data-driven advertising and marketing solutions. Through a premium, high-margin portfolio of digital products and marketing services — including owned-and-operated platforms, branded content, over-the-top advertising, AI-powered solutions, and targeted print — we enable more than 15,000 local advertisers to meaningfully engage customers, strengthen their brands, and accelerate growth.

Our core strategy is to expand audiences and deepen engagement by delivering robust, hyper-local content that informs and connects our communities. We are committed to creating, collecting, and distributing trusted local news and information across platforms designed to meet audiences wherever they are — print, web, mobile, social, and emerging channels. At the same time, we are investing in world-class digital products that elevate the subscriber experience through personalization, seamless access, and continuous innovation.

Corporate Information

Our corporate offices are located at 4600 E. 53rd Street, Davenport, Iowa 52807, our telephone number is (563) 383-2100 and our website is www.lee.net. We have included our website address in this prospectus solely as an inactive textual reference, and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in our Common Stock involves risks. You should consider carefully the risks and uncertainties described in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in or incorporated by reference into this prospectus and the applicable prospectus supplement before deciding whether to purchase any shares of our Common Stock. You should be aware that it is not possible to predict or identify all of the risks to our business and financial condition and that the risk factors described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other information included in or incorporated by reference into this prospectus and the applicable prospectus supplement are not meant to be a complete discussion of all potential risks or uncertainties. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. In such event, the market price of our Common Stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any shares of Common Stock offered by this prospectus by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from any sale.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our Common Stock, Class B common stock and serial convertible preferred stock summarize the material terms and provisions of these securities. For the complete terms of our Common Stock, Class B common stock and serial convertible preferred stock, please refer to our certificate of incorporation, our by-laws, and other relevant documents that are incorporated herein by reference. See “Incorporation Of Certain Information By Reference.” The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our certificate of incorporation and by-laws.

Authorized Capital Stock

Our certificate of incorporation authorizes 43,500,000 shares of capital stock, consisting of 500,000 shares of serial convertible preferred stock, without par value, 40,000,000 shares of Common Stock, $0.01 par value per share, and 3,000,000 shares of Class B common stock, $2.00 par value per share. There are presently no shares of Class B common stock or serial convertible preferred stock issued and outstanding.

Common Stock and Class B Common Stock

Voting, Dividend and Other Rights.    The voting powers, preferences and rights of the Common Stock and the Class B common stock are identical in all respects, except that:

(1)	the holders of Common Stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share;

(2)	stock dividends on Common Stock may be paid only in shares of Common Stock, and stock dividends on Class B common stock may be paid only in shares of Class B common stock; and

(3)	shares of Class B common stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “— Conversion Rights and Restrictions on Transfer of Class B Common Stock.”

Except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely or as otherwise required under Delaware law, the holders of Common Stock and Class B common stock vote together as a single class.

The holders of Common Stock and Class B common stock (if and as issued) are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors (the “Board”), subject to the dividend preference of any outstanding preferred stock (if and as issued) and restrictions on the payment of dividends contained in our Credit Agreement, dated as of January 29, 2020, with BH Finance, LLC, a Nebraska limited liability company, as lender (“Credit Agreement”).

Under the Credit Agreement, we are restricted from paying cash dividends on our Common Stock and Class B common stock. In the event of liquidation, each share of Common Stock and Class B common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and any liquidation preference of any outstanding preferred stock.

Holders of Common Stock and Class B common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Conversion Rights and Restrictions on Transfer of Class B Common Stock.     The Common Stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time and from time to time into one share of Common Stock. In order to exercise this right of conversion, a holder of Class B common stock must present and surrender that holder’s certificate representing such shares of Class B common stock along with a written notice of the election to convert such shares of Class B common stock. In addition, if at any time after the initial issuance of shares of Class B common stock, the number of outstanding shares of Class B common stock falls below 2,800,000, as adjusted for any future stock splits, combination or stock dividends effected after the initial issuance of the Class B common stock, all of the outstanding shares of Class B common stock shall be deemed to have been converted into Common Stock. The number of outstanding shares of Class B common stock reached the sunset level of 5,600,000 shares in March 2011. In March 2011, in accordance with the sunset provisions established in 1986, we effected conversion of all outstanding shares of Class B common stock to Common Stock.

Our certificate of incorporation provides that no holder of shares of Class B common stock may transfer such shares to a person other than a Permitted Transferee, consisting of family members, certain trusts, heirs and devisees, and certain charitable organizations. Upon any sale or transfer of ownership or voting rights to a transferee, other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B common stock will automatically convert into equal number of shares of Common Stock. Accordingly, no trading market exists for Class B common stock, nor do we expect one to develop if Class B common stock is issued in the future, and the Class B common stock is not listed or traded on any exchange or in any market.

Effects of Disproportionate Voting Rights for the Class B Common Stock.    If Class B common stock is issued in the future, the disproportionate voting rights of the Common Stock and Class B common stock could have an adverse effect on the market price of the Common Stock. Such disproportionate voting rights may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B common stock. Accordingly, such disproportionate voting rights may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from stockholders at such a premium price.

Our Common Stock is listed on Nasdaq under the symbol “LEE.” The transfer agent and registrar for our Common Stock is Shareowner Services, Equiniti (EQ) Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Its phone number is (800) 468-9716.

Private Placement and Registration Rights Agreement

In connection with the Private Placement (as defined herein), on February 5, 2026 (the “Closing Date”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Stockholders. This registration statement is being filed to satisfy our obligations under the Registration Rights Agreement, and we have further agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as soon as practicable, including being declared effective no later than 60 days after the date hereof, but in no event more than 75 days following the initial filing (subject to certain exceptions). Further, in accordance with the Purchase Agreement (as defined herein) for the Private Placement, the Selling Stockholders have also agreed to a lock-up with respect to the shares registered hereunder for a period of 180 days following the Closing Date and standstill period of twelve months, subject to certain exceptions.

Serial Convertible Preferred Stock

Under our certificate of incorporation, we may issue up to 500,000 shares of serial convertible preferred stock. We currently have no shares of serial convertible preferred stock outstanding.

Our Board has the authority, without further action by the stockholders, to cause the shares of serial convertible preferred stock to be issued in one or more series from time to time. All shares of serial convertible preferred stock of all series will be of equal rank and all shares of any particular series will be identical except as to the date or date from which dividends will be cumulative. The shares of serial convertible preferred stock of different series, subject to applicable law, may vary as to the following rights, preferences, privileges and restrictions:

●	The annual dividend rate for such series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend of such series shall be cumulative;

●	The redemption price or prices for such series;

●	The terms and amount of any sinking fund provided for the purchase or redemption of shares of such series; and

●	The conversion, which must be into Common Stock and not Class B common stock, participating or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series.

The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the serial convertible preferred stock may be greater than the rights of the Common Stock.

The issuance of serial convertible preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of serial convertible preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock. In certain circumstances, an issuance of serial convertible preferred stock could have the effect of decreasing the market price of the Common Stock.

Dividend Rights. The holders of outstanding shares of each series of serial convertible preferred stock on the applicable record date shall be entitled to receive, when and as declared by our Board, dividends at an annual rate for such series, payable quarterly on the 1st day of January, April, July and October in each year. No dividend shall be declared on any series of serial convertible preferred stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the preferred stock then outstanding, like proportionate dividends, ratably, in proportion to the annual dividend rates fixed therefor in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive such a dividend for that quarter-yearly dividend period. All such dividends shall be cumulative:

●	If issued prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor by our Board at any time prior to the issuance of shares of the particular series;

●	If issued during the period commencing on a record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

●	Otherwise from the quarter-yearly dividend payment date next preceding the date of issuance of such shares.

This means that unless dividends on all outstanding shares of each series of serial convertible preferred stock, at the annual dividend rate and from the dates for accumulation thereof fixed as provided above, shall have be paid or declared and set aside for payment for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock or Class B common stock and no Common Stock or Class B common stock shall be purchased or otherwise acquired for value by us.

Under the Credit Agreement, the terms of any serial convertible preferred stock we may issue are restricted. Among other restrictions, we are restricted from paying cash dividends on our serial convertible preferred stock or repurchasing Capital Stock (as defined in the Credit Agreement), which includes Common Stock and any future issuance of serial convertible preferred stock.

Redemption of Serial Convertible Preferred Stock. We may, by action of the Board, redeem, in whole or in part, any series of serial convertible preferred stock, at any time and from time to time, by paying, in cash, the redemption price of the shares of the particular series fixed therefor, together with a sum in the case of each share of each series to be so redeemed, computed at the annual dividend rate for the applicable series from the date on which dividends on such shares became cumulative to the date fixed for redemption, less the aggregate of the dividends paid on such shares prior to the date fixed for redemption. In the case of redemption of less than all of a particular series, we will select by lot or in such other manner as determined by the Board, the shares to be redeemed.

Liquidation Rights. Before any amount shall be paid to or any assets distributed among the holders of Common Stock or Class B common stock upon any liquidation, dissolution or winding up of the Company, and after paying or providing for the payment of all of our creditors, the holders of each series of serial convertible preferred stock at the time outstanding shall be entitled to be paid, in cash, the amount for the particular series fixed by the Board, together will all accumulated dividends that have not been paid prior to the date of liquidation.

Conversion Rights. Each share of serial convertible preferred stock of any series may, at the option of the holder thereof, be converted into Common Stock at any time prior to the close of business on the 10th day preceding the date fixed for redemption thereof, into the number of shares of Common Stock designated by the Board at the time of the authorization of such series.

Preemptive Rights. If we offer the holders of Common Stock any right to subscribe for our stock or other securities, the holders of shares of serial convertible preferred stock of any series have the right to subscribe for and purchase at the same price and terms as offered to the holders of Common Stock, the number of shares or amount of securities to which they would have been entitled had all of their serial convertible preferred stock been converted into Common Stock on the record date for such rights.

Other Rights. So long as any shares of serial convertible preferred stock of any series are outstanding, we may not, without the consent of the holders of at least two-thirds of the total number of shares of the serial convertible preferred stock of all series then outstanding:

●	Create or authorize any class of stock ranking prior to the serial convertible preferred stock or create or authorize any obligation or security convertible into shares of stock of any such class;

●	Amend, alter, change or repeal any of the express terms of the serial convertible preferred stock or of any series of the serial convertible preferred stock then outstanding in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the serial convertible preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of shares of all series so affected is required; or

●	Issue any shares of any series of serial convertible preferred stock unless our net earnings available for the payment of dividends on the serial convertible preferred stock for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of serial convertible preferred stock shall be issued, shall have been at least two times the dividend requirements for a twelve months’ period upon the entire amount of the serial convertible preferred stock to be outstanding immediately after such issue.

So long as any shares of serial convertible preferred stock of any series are outstanding, we may not, without the consent of the holders of at least a majority of the total number of shares of the serial convertible preferred stock of all series then outstanding, increase the total authorized amount of the serial convertible preferred stock of all series.

Foreign Ownership Limitation

Our certificate of incorporation limits the total number of shares of capital stock of the Company held by all persons who are (a) not citizens of the United States, (b) corporations organized under laws other than those of the Unites States or the several states thereof, or (c) foreign governments to no more than 20% of the total number of shares of capital stock of the Company. Our by-laws provide that the issuance or transfer of any shares of stock at any time outstanding contrary to this limitation will be void.

Certain Effects of Authorized but Unissued Stock

The existence of unissued and unreserved Common Stock, Class B common stock and serial convertible preferred stock may enable the Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of Common Stock and (to the extent outstanding) Class B common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Exclusive Forum

Our by-laws require that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders, (c) any action asserting a claim against us or any current or former director, officer or other employee arising pursuant to any provision of the DGCL, the certificate of incorporation or the by-laws, (d) any action or proceeding asserting a claim against us or any current or former director, officer or other employee governed by the internal affairs doctrine, and (e) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery, shall be the Court of Chancery or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against us and our directors and officers.

Delaware Law and Certain Provisions of Our Certificate of Incorporation and By-laws

Business Combinations

Provisions of Delaware law and our certificate of incorporation and by-laws could make the acquisition of our Company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders. Please be advised that the Board, in connection with the Private Placement, resolved that none of the Selling Stockholders would be deemed to be an “interested stockholder” as set forth in the provisions of Section 203 of the DGCL and therefore subsequent “business combination” transactions between the Company and the Selling Stockholders would not be subject to or restricted by the provisions of Section 203 of the DGCL.

Requirements for Advance Notice of Stockholder Meetings, Nominations and Proposals

Our by-laws provide that special meetings of the stockholders may be called only at the request of the Board or the chairman of the Board and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our by-laws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation provides that no corporate action may be taken without a meeting of stockholders with less than unanimous consent of the stockholders of the Company.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 15,384,615 shares of Common Stock.

On February 5, 2026, the Company closed (the “Closing”) a private placement (the “Private Placement”) and, pursuant to the terms of that certain stock purchase agreement (the “Purchase Agreement”) by and among the Company, David Hoffmann and certain additional investors (the “Investors”), sold an aggregate of 15,384,615 shares of Common Stock at a purchase price of $3.25 per share to the Investors. In connection with the Closing, on February 5, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the Investors of their shares of Common Stock purchased in the Private Placement within 60 days following the Closing.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned prior to the offering, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus, and the number of shares of Common Stock beneficially owned by, and percentage ownership of, the Selling Stockholders after the sale of the shares of Common Stock offered hereby. Unless otherwise indicated, we have based percentage ownership following the offering on 22,229,939 shares of Common Stock outstanding as of March 3, 2026 and have assumed that each Selling Stockholder will sell all shares of Common Stock offered pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares of Common Stock covered by this prospectus upon the completion of the offering.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares of Common Stock that may be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering
	Number	Percent	Number	Number	Percent
David Hoffmann (1)	11,528,340	52%	10,909,440	618,900	3%
Quint Digital Limited (2)	3,244,800	15%	2,451,346	793,454	4%
Bergen Asset Partners LP (3)	505,312	2%	350,808	154,504	1%
Niraj Javeri	183,077	*	123,077	60,000	*
Solas Capital Management, LLC (4)	2,022,692	9%	1,549,944	472,748	2%
Total	17,474,221	79%	15,384,615	2,099,606	9%

*	Less than 1%.
(1)	Consists of 10,909,440 shares of Common Stock held directly by David Hoffmann and 618,900 shares of Common Stock held directly by Jerrilyn M. Hoffmann Revocable Trust dated May 30, 2001 (the “Trust”). Jerrilyn M. Hoffmann is the sole trustee of the Trust. Mr. Hoffmann and Ms. Hoffmann are a married couple.
(2)	Consists of 3,244,800 shares of Common Stock held directly by Quint Digital Limited; As of the date of this prospectus, Ritu Kapur and Vidur Bahl have sold 250 shares and 30,204 shares (excluding the fractional entitlement held that cannot be sold) of Common Stock held by them, respectively. Quint Digital, Ritu Kapur, and Vidur Bahl are identified as a Group in accordance with Rule 240.13d-1(b)(1)(ii)(k).
(3)	Consists of shares of Common Stock held directly by Bergen Asset Partners LP, and Bergen Asset Partners LP is controlled by Diane Scipioni, its general partner (as disclosed to the registrant for use in this registration statement).
(4)	Solas Capital Management, LLC (“Solas Capital”) serves as the investment manager to two private funds (the “Funds”) and as sub-adviser to another private fund (the “Other Fund”), which hold the shares of our common stock for the benefit of their investors. Mr. Frederick Tucker Golden, as Portfolio Manager of Solas Capital with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of our common stock held by the Funds and by the Other Fund. The address of Solas Capital is 1063 Post Road, Floor 2, Darien, CT 06820. The foregoing information regarding Solas Capital, the Funds, the Other Fund and their respective beneficial ownership of shares of our common stock is based solely on information provided to us by Solas Capital in connection with the preparation and filing of this prospectus.

PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Common Stock offered by this prospectus and any accompanying prospectus supplement in any of the following ways: (1) to or through underwriters, brokers or dealers, (2) directly to purchasers, (3) through agents or (4) through a combination of any of these methods. The Common Stock may be sold at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The Selling Stockholders may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through Nasdaq or on any national securities exchange or quotation service on which the shares of Common Stock may be listed or quoted at the time of sale;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

●	block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	short sales and delivery of shares of Common Stock to close out short positions;

●	sales by broker-dealers of shares of Common Stock that are loaned or pledged to such broker-dealers;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	distributions to employees, members, limited partners or stockholders of the Selling Stockholders;

●	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	a combination of any of the above methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.

There can be no assurance that the Selling Stockholders will sell all or any of the shares of Common Stock offered by this prospectus. In addition, the Selling Stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of Common Stock if they deem the purchase price to be unsatisfactory at any particular time, or for any other reason.

With respect to a particular offering of the shares of Common Stock held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the terms of the offering;

●	the names of the Selling Stockholders;

●	the names of any underwriters, broker-dealers or agents;

●	the purchase price of the shares of Common Stock;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees or other items constituting underwriters’ or agents’ compensation;

●	any price to the public; and

●	any discounts or concessions allowed or reallowed or paid to dealers;

In connection with distributions of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the shares of Common Stock short and redeliver the shares of Common Stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of Common Stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To facilitate the offering of the shares of Common Stock, any underwriters or agents, as the case may be, involved in the offering of such shares of Common Stock may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our Common Stock for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of Common Stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such shares of Common Stock in the offering if the syndicate repurchases previously distributed shares of Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of Common Stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Stockholders may solicit offers to purchase the shares of Common Stock directly from, and may sell such shares of Common Stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters, broker-dealers or agents may make a market in our shares of Common Stock, but such underwriters, broker-dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of Common Stock. Shares of our Common Stock are currently listed on Nasdaq under the symbol “LEE.”

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the shares of Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Stockholders pay for solicitation of these contracts.

A Selling Stockholder may enter into derivative transactions with third parties, or sell shares of Common Stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of Common Stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of Common Stock pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of Common Stock received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge shares of Common Stock to a financial institution or other third party that in turn may sell the shares of Common Stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our Common Stock or in connection with a concurrent offering of other shares of Common Stock.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of Common Stock covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares of Common Stock may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, may have banking, lending or other relationships with us or perform services for us or the Selling Stockholders, in the ordinary course of business. Underwriters, broker-dealers and agents may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, broker-dealers and agents may be required to make in respect thereof.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Common Stock by, the Selling Stockholders or any other person, which limitations may affect the marketability of the shares of Common Stock.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Lane & Waterman LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Lee Enterprises, Incorporated as of September 28, 2025 and September 29, 2024 and for each of the three fiscal years in the period ended September 28, 2025, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this registration statement on Form S-3 under the Securities Act with the SEC with respect to the Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our filings are available to the public on the internet, through a database maintained by the SEC at www.sec.gov.

Additionally, we make our SEC filings available, free of charge, on the Investors section of our website at www.lee.net as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

15,384,615 Shares

Lee Enterprises, Incorporated

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of our Common Stock. All amounts shown are estimates except for the SEC registration fee.

Amount Paid
SEC Registration Fee		$19,716.43
FINRA filing fee		*
Printing fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Our certificate of incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses, including attorneys’ fees, judgments, fines and certain settlements, actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s or officer’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. This section further provides, however, that liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for, acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law, a director of law; a director for payments of unlawful dividends or unlawful stock repurchases or redemptions, for any transaction from which the director or officer derived an improper personal benefit, or an officer in any action by or in the right of the corporation cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

We have directors’ liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description
1.1†	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of January 30, 2012 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2012).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective as of March 12, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 12, 2021).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective as of February 3, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 5, 2026).
3.4	Second Amended and Restated By-Laws of the Company, effective as of June 26, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on June 27, 2019).
3.5	Registration Statement on Form 8-A filed with the SEC on April 16, 2021, including any amendment or report filed for the purpose of updating such description (incorporated herein by this reference).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, and 3.4.
5.1*	Opinion of Lane & Waterman LLP.
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Lane & Waterman LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).
107*	Filing Fee Table

*	Filed herewith.
†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on this sixth day of March 2026.

LEE ENTERPRISES, INCORPORATED

By:	/s/ Joshua P. Rinehults
Name:	Joshua P. Rinehults
Title:	Vice President, Interim Chief Financial Officer,
and Treasurer

Each person whose signature appears below constitutes and appoints each of Nathan E. Bekke and Joshua P. Rinehults and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ Nathan E. Bekke	President, Interim Chief Executive Officer	March 6, 2026
Nathan E. Bekke	(Principal Executive Officer)

/s/ Joshua P. Rinehults	Vice President, Interim Chief Financial Officer, and Treasurer	March 6, 2026
Joshua P. Rinehults	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Hoffmann	Director	March 6, 2026
David Hoffmann

/s/ Steven C. Fletcher	Director	March 6, 2026
Steven C. Fletcher

/s/ Margaret R. Liberman	Director	March 6, 2026
Margaret R. Liberman

/s/ Mary E. Junck	Director	March 6, 2026
Mary E. Junck

/s/ Brent M. Magid	Director	March 6, 2026
Brent M. Magid

/s/ Shaun E. McAlmont	Director	March 6, 2026
Shaun E. McAlmont

/s/ Herbert W. Moloney III	Director	March 6, 2026
Herbert W. Moloney III

/s/ Madeline E. McIntosh	Director	March 6, 2026
Madeline E. McIntosh

/s/ Jonathan F. Miller	Director	March 6, 2026
Jonathan F. Miller

II-4